SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 22, 2001 (October 16, 2001)
Date of Report (Date of earliest event reported)

SUSA PARTNERSHIP, L.P.
(Exact name of registrant as specified in its charter)

Tennessee	001-12403	62-1554135

(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer

of incorporation)		Identification No.)

175 Toyota Plaza, Suite 700
Memphis, Tennessee 38103
(Address of principal executive offices)

(901) 252-2000
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
SECOND AMENDED AND RESTATED LOAN AGREEMENT
GUARANTY AGREEMENT
SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE

INFORMATION TO BE INCLUDED IN REPORT

Item 5. Other Events.

     The Registrant has entered into a Second Amended and Restated Loan Agreement, dated as of October 16, 2001, among SUSA Partnership, L.P., Storage USA, Inc., Storage USA Trust, and First Tennessee Bank National Association. The Loan Agreement allows SUSA Partnership, L.P. to borrow up to $40 million under the revolving credit facility and extends its term to July 31, 2002. The Loan Agreement and related documents are attached as Exhibits 10.1, 10.2 and 10.3.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     a) Financial Statements.

None

     b) Pro Forma Financial Information.

None

     c) Exhibits.

Number	Exhibit

10.1	Second Amended and Restated Loan Agreement dated as of October 16, 2001, among SUSA Partnership, L.P., Storage USA, Inc., Storage USA Trust, and First Tennessee Bank National Association

10.2	Guaranty Agreement dated as of October 16, 2001 among SUSA Partnership, L.P., Storage USA, Inc., Storage USA Trust, and First Tennessee Bank National Association

10.3	Second Amended and Restated Revolving Credit Note dated as of October 16, 2001, between SUSA Partnership, L.P. and First Tennessee Bank National Association

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUSA PARTNERSHIP, L.P.

By: STORAGE USA, INC. General Partner

Date: October 22, 2001	By: /s/ John W. McConomy

John W. McConomy

Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1	Second Amended and Restated Loan Agreement dated as of October 16, 2001, among SUSA Partnership, L.P., Storage USA, Inc., Storage USA Trust, and First Tennessee Bank National Association

10.2	Guaranty Agreement dated as of October 16, 2001 among SUSA Partnership, L.P., Storage USA, Inc., Storage USA Trust, and First Tennessee Bank National Association

10.3	Second Amended and Restated Revolving Credit Note dated as of October 16, 2001, between SUSA Partnership, L.P. and First Tennessee Bank National Association